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EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We hereby consent to the use in this Registration Statement on Form S-1 MEF, of Spatializer Audio Laboratories, Inc. (the "Registrant"), of our report dated March 10, 2000, on the consolidated financial statements of the Registrant appearing in that Registration Statement on Form S-1 and Amendment No. 1 to Form S-3, of the Registrant dated April 17, 2000 and that Prospectus filed pursuant to Rule 424(b)(3) under the 1933 Act as filed with the Commission on May 1, 2000, and to the reference to our firm therein under the caption "Experts."



/s/ FARBER & HASS LLP
-------------------------
    Farber & Hass LLP


Oxnard, California
August 25, 2000